                                                                   EX-99.(p)(16)

                            NELSON CAPITAL MANAGEMENT

                                 Code of Ethics
                   Policy on Personal Securities Transactions
                                       And
                                 Insider Trading

I.   INTRODUCTION

The directors, officers and employees of Nelson Capital Management ("NCM") owe a duty of loyalty to NCM and its clients. NCM and its personnel have a fiduciary obligation not to make, participate in, or engage in any act, practice or course of conduct that would, in any way, conflict with the interests of its clients, or breach any applicable federal or state securities laws. In addition, NCM and its personnel have a fiduciary obligation to NCM's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to NCM by its clients.

This obligation encompasses:

     a)   the duty at all times to place the interests of clients first;

     b) the duty to act at all times in the spirit of openness, integrity, honesty and trust; and

     c) the duty to ensure that all personal securities transactions be conducted in a manner consistent with the standards below.

Code of Ethics

As a registered investment adviser, NCM is required to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trader (the "Code") has been adopted under Section 204A of the Investment Advisers Act of 1940, as amended ("the Advisers Act"), and Rule 204A-1 thereunder, in order to establish and enforce NCM's policies and procedures governing the personal securities transactions of its officers and employees. NCM believes that the Code is reasonably designed to prevent the misuse of material, non-public information, and it outlines the policies and procedures for the activities referred to above.

Section 17(j) of the Investment Company Act of 1940, as amended (the "Company Act"), and Rule 17j-1, thereunder, require that every investment adviser to a registered investment company adopt a written code of ethics. Because NCM is the sub-adviser to the Wells Fargo Social Sustainability Fund, a registered investment company (the "Fund"), NCM has incorporated the requirements of Rule 17j-1 in this Code. As a result, NCM is required to provide a report to the Fund's Board of Trustees, at least annually, certifying that it has procedures in place designed to prevent access persons from violating the Code and describing issues arising under the Code, if any, and the sanction/response imposed.

In addition, this Code is intended to be followed in conjunction with the policies outlined in the Code of Ethics for Personal Trading by Fiduciary Personnel that is applicable to all employees of the Wealth Management Group ("WMG") Investment Management and Trust division ("IM&T") of Wells Fargo. In addition, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics applicable to Wells Fargo employees. Acknowledgement of, and compliance with, this Code are conditions of employment.

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All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of NCM. NCM personnel must avoid actions or activities that allow (or appear to allow) them or their family members to profit or benefit from their relationships with NCM clients. NCM personnel are also reminded not to use indirect means (i.e., cause or use another person) to do anything that is prohibited by law or the policies of NCM.

II.  PERSONS COVERED BY THE CODE

Access Persons

For purposes of this Code, Access Person means each employee, officer or director of NCM that has access to nonpublic information regarding any client's, specifically including the Funds' purchase or sale of securities, is involved in making securities recommendations to clients or has access to such recommendations that are non-public. For purposes of this Code, all NCM personnel (this may include independent contractors, if appropriate) are considered to be "Access Persons" and are subject to the policies and procedures set out in this Code... The list of Access Persons is attached as Exhibit A and will be updated at least annually, and periodically, as needed.

Applicability

All of the following restrictions and procedures apply to accounts of which Access Persons have control and are considered to have beneficial ownership, which includes:

     a) Accounts over which NCM personnel have any control, influence, authority, or beneficial interest, whether direct or indirect (including and transaction for which a NCM employee is the sole owner, joint owner, trustee, co-trustee, attorney-in-fact, etc.);

     b) Accounts of immediate family members of NCM personnel sharing the same household, and;

     c) Accounts where NCM personnel direct activities for others, including relatives, friends, etc.

III. PROCEDURES

Certification and Acknowledgment

NCM Access Persons are required to certify that they have received a copy of NCM's Code of Ethics, and acknowledge that they have read, understand and will comply with this Code and related policies. The Acknowledgement and Certification Form is attached as Exhibit B and must be completed no later than 10 days after becoming an Access Person and on an annual basis, thereafter.

Initial Holdings Report

NCM Access Persons are required to disclose all personal securities holdings and all brokerage and trading accounts to WMG Compliance no later than 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person became an Access Person. The Initial Holdings Report is attached as Exhibit C.

Quarterly Transaction Reporting and Account Certification

Quarterly Transaction Reports that list personal securities transactions executed for the quarter must be Certified by Access Persons to WMG Compliance no later than 10 business days after the end of each calendar quarter. In addition, NCM Access Persons are required to certify to WMG Compliance all brokerage accounts in which they have a beneficial interest. Access


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Persons should submit information on any new or closed brokerage accounts to WMG
Compliance each quarter.

Quarterly transaction reporting and account certification are completed electronically via iTrade - http://ndcctiw01/itrade3/WebApps/LoginHome/Login.aspx.

Annual Holdings Report

NCM Access Persons are required to submit a report of holdings in Reportable Securities on an annual basis. The fourth quarter acknowledgment and certification submitted via iTrade will be accepted in lieu of this report.

Pre-clearance of Trades

It is NCM's policy that Access Persons are required to pre-clear personal trades with WMG Compliance on the trade date before entering into a buy or sell transaction in any Reportable Security. In addition, NCM Access Persons are required to have their trades pre-cleared by a member of the NCM trading desk. All publicly traded securities are treated as Reportable Securities, with four exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reporting is designed to uncover:

     a)   Direct obligations of the Government of the United States.

     b) Money market instruments -- bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

     c)   Shares of money market funds.

     d)   Shares of non-proprietary mutual funds.

Prior to submitting a personal trade for pre-clearance, an Access Person should determine that the reason for placing the trade does not involve any conflict of interest, including information considered material and non-public. Specifically, any trades placed in personal securities accounts based on insider information and/or tipping of such information is strictly prohibited. (See
Section IV - Insider Trading, below.)

Access Persons may only purchase and sell Reportable Securities if:

     a) The security has not been traded in any of NCM client accounts and will not be traded in any NCM client accounts that trade day (Note - an NCM Access Person may trade on the same day as client accounts if all of the trading in that security for clients has been completed. The Access Person's trade must be executed at the end of the trading day with approval of the NCM Trader.)

     b) The security has not been subject of a recommendation on behalf of any NCM or WMG models within the last 7 calendar days. Information regarding specific securities which are considered restricted may be found by clicking the "List of Restricted Securities" link of this
          URL: http://WMG.wellsfargo.com/SiteController?dbid=PAGE_INDEX_1403100

     c) The Access Person has pre-cleared the transaction with WMG Compliance and NCM Trading before making the trade. For limit and stop orders, the Access Person must document the trade with a screen print of the order.

These procedures apply to all transactions in Reportable Securities held in accounts in which Access Persons have a beneficial interest and over which they exercise influence or control, including accounts for their family members or other household accounts. The restrictions do not apply to securities transactions through automatic investment programs and/or securities transaction through direct stock purchase plans.

Note - pre-clearance does not assure that the trade will not violate policy because Access Persons must ensure that they do not place any trades in client accounts in the same security after the trade has been pre-cleared on the same day.

To pre-clear while out-of-office (iTrade is on the Intranet), either e-mail personst@wellsfargo.com or call the Compliance Consultant in charge of iTrade.

Restricted/Prohibited Securities

Rules 204A-1 and 17j-1 both require that Access Persons of investment advisers pre-clear any purchase in an Initial Public Offering or Limited Offering (a private placement, an LP or LLC (including hedge funds) or any thinly traded public security). Therefore, NCM Access Persons may not purchase securities in an Initial Public Offering or Limited Offering unless approval is obtained from WMG Compliance (and the NCM Trading Desk). It should be noted that private investment funds, including Wells Fargo proprietary hedge funds, are considered to be Limited Offerings and must be pre-cleared.

In addition, NCM Access Persons may not invest in options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Co.

Post Trade Review

Quarterly Compliance Testing

     a)   Delinquent Certifications.

          On a quarterly basis, WMG Compliance will run a quarterly certifications report to detect any missing or late certifications. These will be tracked in order to determine applicability of any penalties. See below for discussion of penalty process.


     b)   Breaches of Trading Restrictions.

          i. On a quarterly basis, WMG Compliance will run a potential "front-running" and "restricted securities" report from the iTrade/Examiner personal securities software. The reviews will:

               . Compare reported personal transactions in Reportable Securities with transactions in associated client accounts; and

               . Compare reported personal transactions with Reportable Securities being considered for purchase or sale by IM&T to determine whether a violation may have occurred. Securities being considered for purchase or sale will be determined via Alerts published for changes to the investment models offered by Private Asset Management.

          ii. WMG Compliance will then forward an e-mail to all Access Persons with possible violation information. Once the Access Person has received the e-mail and corresponding possible violation detail, he/she must respond in writing to WMG Compliance within 14 days of receipt with an explanation detailing all circumstances concerning the noted possible violations.

          iii. Before determining that an Access Person has violated the Code of Ethics, WMG Compliance shall give the person an opportunity to supply explanatory material. No team member is required to participate in a determination of whether he or she has committed a violation or discuss the imposition of any sanction against himself or herself.

               Note: Failure to respond back to WMG Compliance within the required timeframe will result in further escalation to NCM Senior Management.

          iv. After WMG Compliance has received all responses, an analysis will be conducted to determine any trending, the legitimacy of explanations, and/or possible disciplinary actions. NCM Senior Management will be contacted in writing should further disciplinary action be warranted for violations of this policy.

Annual Compliance Testing

     a)   Missing annual holdings reports.
          WMG Compliance will review holding report files to determine if any holdings reports are missing and will follow up with the Access Person to obtain the required holdings report.

IV. INSIDER TRADING

Insider trading refers generally to buying or selling a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Rule 10b-5 under the Securities Exchange Act of 1934, as amended, prohibits trading on the basis of inside information.

Inside and non-public information: Any information about a business organization that is not generally available to or known by the public.

Material inside information: Inside and non-public information is considered "material" if there is a likelihood that it would be considered important by an investor in making a decision to buy or sell a company's securities, whether stock, bonds, notes, debentures, limited partnership units or other equity or debt securities. Inside information shall be presumed "material" if it relates to, among other things, any of the following:

     a)   Earnings, or financial results, before publicly disclosed,

     b)   Dividend increases or decreases,

     c)   Changes in previously released earnings estimates,

     d)   Significant gains or losses,

     e)   Significant expansion or curtailment of operations,

     f)   Significant merger or acquisition proposals or agreements,

     g)   Significant purchase or sale of assets,

     h)   Significant new products or discoveries,

     i)   Significant borrowing,

     j)   Major litigation,

     k)   New debt or equity offerings,

     l)   Liquidity problems, or

     m)   Significant management changes.

No person covered by this Code may trade, either personally or on behalf of others, while in possession of Inside Information. This includes "tipping" of information to others who trade on behalf of their own accounts. This means:

NCM Access Persons shall not trade for their own accounts, or recommend trading on the basis of material, or inside and non-public information in their possession. Access Persons are required to observe the limitations imposed by the federal securities laws, particularly Rules 10b-5 and 10b5-1.

If an Access Person has any question as to whether information is material or inside and non-public, he or she shall resolve the question(s) before trading, recommending trading or divulging the information.

If there is any unresolved question in a team member's mind as to whether information is material or inside and non-public, it should be brought to the attention of NCM's Chief Compliance Officer. Wells Fargo's Law Department will be consulted prior to trading or recommending trading.

V. PENALTIES

WMG Compliance will report violations of the Code of Ethics quarterly, or as they occur, to NCM's President. In addition, each Access Person must immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

Penalties may range from a notice of censure, disgorgement of profits, to a dismissal and referral to authorities. A consistent pattern of violating any of the above standards could lead to dismissal.

VI. CONFIDENTIALITY

All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept confidential, provided, however that such information may also be subject to review by appropriate WMG Compliance Personnel, NCM's Chief Compliance Officer and/or Senior Management and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or pursuant to a court order.

                                    EXHIBIT A

                         NELSON CAPITAL MANAGEMENT, LLC

                                 ACCESS PERSONS
                                  As of 1/01/09


                                             Covered by
                 Access Persons          NCM Code of Ethics?
             ----------------------    -----------------------
               Aguilar, Lisa                     Yes
               Apt, Justin                       Yes
               Asuncion, Evita                   Yes
               Benner, Scott                     Yes
               Brooks, Robin                     Yes
               Brown, Dian                       Yes
               Dunegan, Dede                     Yes
               Horton, Shannon                   Yes
               Klosky, Michele                   Yes
               Kurtz, Lloyd                      Yes
               Manchester, Jon                   Yes
               McQuillen, Lena                   Yes
               Marcoux, Frank                    Yes
               Mayhew, Anissa                    Yes
               Ramar, Sue                        Yes
               Roncal, Stephanie                 Yes
               Weng, Jessica                     Yes

                                    EXHIBIT B

                            NELSON CAPITAL MANAGEMENT
                        CERTIFICATION AND ACKNOWLEDGEMENT

                                 Code of Ethics
                   Policy on Personal Securities Transactions
                                       And
                                 Insider Trading

I hereby certify that I have received a copy of Nelson Capital Management's Code of Ethics Policy on Personal Securities Transactions and Insider Trading and acknowledge that I have read it and understand it. I have had the opportunity to ask any questions I may have concerning the meaning and interpretation of the provisions of the Code of Ethics and I understand the obligations set forth therein that are applicable to me. I agree to abide by and comply with all such policies and procedures.

                                             Signed:
                                                    ----------------------------

                                             Name:
                                                    ----------------------------

                                             Date:
                                                    ----------------------------

The Certification and Acknowledgment form is due 10 days from date of receipt.

                                    EXHIBIT C

                            NELSON CAPITAL MANAGEMENT
                             INITIAL HOLDINGS REPORT

Name:
          ----------------------------------------------------------------------

Position:
          ----------------------------------------------------------------------

PERSONAL HOLDINGS DISCLOSURE

[_] I have attached a report that, at a minimum, includes the security name and number of shares or principal amount of every non-exempt security in which I have any beneficial ownership within all of my personal securities accounts listed below.*

[_]  I have no holdings except for those securities exempt by the Code.

DUPLICATE TRADE CONFIRMATION & STATEMENT

[_] I have directed the following firms (list all firms and provide account numbers) with which I have personal securities accounts to supply duplicate copies of confirmations of all personal securities transactions for all accounts in which I have any beneficial ownership.**

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[_]  I have no brokerage account(s).

I hereby certify that the information provided herein is complete and accurate. I also acknowledge that I have received, reviewed and understand the Nelson Capital Management's Code of Ethics Policy on Personal Securities Transactions and Insider Trading, and the Wells Fargo & Company Code of Ethics and have complied with all of their requirements.

Signature:                                                Date:
          ------------------------                             -----------------

* An account statement no older than 45 days from the day of reporting may be submitted in lieu of this report.

** Copies of broker(s) documentation (with the exception of Charles Schwab and Wells Fargo) are to be directed to the following:

Wells Fargo Wealth Management Group
PST Administrator
MAC A0112-063
550 California St, 6th Floor
San Francisco, CA 94104-1004

                                   EXHIBIT J/A

                                 CODE OF ETHICS
       Under Rule 17j-1 of the Investment Company Act of 1940, as amended

                            Effective October 1, 2008

     It is the policy of Nelson Capital Management (NCM), as sub-adviser to the Wells Fargo Advantage Social Sustainability Fund (the "Fund") that NCM personnel should seek (1) at all times to place the interests of Fund investors first; (2) conduct all personal securities transactions in a manner that is consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that NCM should not take inappropriate advantage of their position or engage in any act, practice or course of conduct that would violate this Code, the fiduciary duty owed to Fund investors, or the provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

     NCM imposes additional reporting and review requirements and restrictions on the personal securities transactions of their personnel. The Board of Trustees the Fund has determined that, in addition to the requirements of this Code of Ethics (the "Code"), the standards and reporting and review requirements established will be appropriately applied the Fund to those its managers who are affiliated with the Fund.

     This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield against liability for personal trading or other conduct that violates a fiduciary duty to Fund investors.

1.   DEFINITIONS

     "Access Person" means any Advisory Person of the Fund or NCM, who, in the ordinary course of business makes, participates in or obtains information regarding, the Purchase or Sale of a Covered Security by the Fund, whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the Purchase or Sale of a Covered Security.

     "Advisory Person" of a Fund or of NCM means: (i) any member, director, manager, officer, general partner or employee of the Fund or NCM (or of any company in a Control relationship to the Fund or NCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sale; and (ii) any natural person in a Control relationship to the Fund or NCM who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Covered Security by the Fund.

     "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

     "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

     "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

     .    Direct

     . Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

     . Shares issued by non-proprietary open-end investment companies registered under the 1940 Act. obligations of the Government of the United States;

     "Fund" means Wells Fargo Advantage Social Sustainability Fund

     "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     "Investment Personnel" of the Fund or NCM means: (i) any employee of the Fund or NCM (or of any company in a Control relationship to the Fund or NCM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of a Covered Security by the Fund; or (ii) any natural person who Controls the Fund or NCM and who obtains information concerning recommendations made to the Fund regarding the Purchase or Sale of a Covered Security by the Fund.

     "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

     "Purchase or Sale of a Covered Security" means the purchase or sale of a Covered Security, and includes, among other things, the writing of an option to purchase or sell a Covered Security.

     "Security Held or to be Acquired by the Fund" means (i) Any Covered Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or NCM for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in part (i) of this paragraph.

2.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     Investment Personnel of the Fund or NCM must obtain approval from the Fund or NCM before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

3.   REPORTING

     Initial Holdings Reports

     Except as otherwise provided in this Code, every Access Person of the Fund and every Access Person of NCM, shall report to the Fund or NCM, as applicable, no later than 10 days after the person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

     . The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

     . The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     .    The date that the report is submitted by the Access Person.

     Quarterly Transaction Reports

     Except as otherwise provided in this Code, every Access Person of a Fund and every Access Person of NCM shall report to that Fund or NCM, as applicable, no later than 30 days after the end of each calendar quarter, the following information:

     With respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the Covered Security:

     . The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each Covered Security involved;

     . The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     . The price of the Covered Security at which the transaction was effected;

     . The name of the broker, dealer or bank with or through which the transaction was effected; and

     .    The date that the report is submitted by the Access Person.

     With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

     . The name of the broker, dealer or bank with whom the Access Person established the account;

     .    The date the account was established; and

     .    The date that the report is submitted by the Access Person.

     A Manager of the Fund need only report a transaction in a Covered Security in a quarterly transaction report if such Manager, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a manager of the Fund, should have known that during the 15-day period immediately before or after the date of the transaction by the Independent Manager, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or NCM for purchase or sale by the Fund.

     An Access Person need not make a quarterly transaction report under this
     Section 3 if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund or NCM with respect to the Access Person in the time period required by Section 3(b)(i) of this Code, if all of the information required by Section 3(b)(i) is contained in the broker trade confirmations or account statements, or in the records of the Fund or NCM.

     An Access Person need not make a quarterly transaction report under this
     Section 3 with respect to transactions effected pursuant to an Automatic Investment Plan or if a report is made on iTrade -- http://ndcctiw01/itrade3/WebApps/LoginHome/Login.aspx.

     Annual Holdings Reports

     Except as otherwise provided in this Code, every Access Person of the Fund and every Access Person of NCM, shall report to the Fund or NCM, as applicable, annually the following information (which must be current as of a date no more than 45 days before the report is submitted):

     . The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

     . The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

     .    The date that the report is submitted by the Access Person.

     Initial Holdings Reports, Quarterly Transaction Reports, and Annual Holdings Reports

     Notwithstanding Sections 3(a)(i), 3(b)(i) and 3(c)(i) of this Code, an Access Person need not make a report to NCM under this Code to the extent the information in the report would duplicate information required to be recorded by NCM under Rule 204-2(a)(13) under the Investment Advisers Act of 1940, as amended, or if a report is made on iTrade -- http://ndcctiw01/itrade3/WebApps/LoginHome/Login.aspx.

     A person need not make a report under this Section 3 with respect to transactions effected for, and A Covered Security held in, any account over which the person has no direct or indirect influence or Control.

     Disclaimer

     Any report under this Section 3 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

ADMINISTRATION OF THIS CODE OF ETHICS

     General Rule

     The Fund and NCM must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

     Written Report to Fund's Board of Trustees

     No less frequently than annually, the Fund and NCM must furnish to the Fund's Board of Trustees, and the Fund's Board of Trustees must consider, a written report that:

     . Describes any issues arising under this Code or related procedures since the last report to the Fund's Board of Trustees, including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to material violations; and

     . Certifies that the Fund and NCM have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.